UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2020 (June 25, 2020)

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32347	No. 88-0326081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6140 Plumas Street, Reno, Nevada (Address of Principal Executive Offices)	89519-6075 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ORA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act of 1934. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On June 25, 2020, Ormat Technologies, Inc., a Delaware corporation (the “Company”), entered into a deed of trust (the “Deed of Trust”) with Mishmeret Trust Services Company Ltd., as trustee, governing the issuance of approximately NIS 1.0 billion aggregate principal amount of the Company’s senior unsecured bonds, Series 4 (the “Bonds”). The Bonds are being issued in Israeli Shekels and will be converted to approximately U.S. $290.0 million using a cross-currency swap transaction (the “Swap”) shortly after the completion of such issuance. The Company will complete the issuance and sale of the Bonds in an unregistered offering outside the United States to investors who are not “U.S. persons,” as such term is defined in Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and otherwise subject to the requirements of Regulation S under the Securities Act. The Bonds will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Bonds may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The principal of the Bonds will be repaid in ten equal installments, to be paid on June 15 of each of the years 2022 through 2031. Prior to the completion of the Swap, the Bonds bear a fixed interest rate of 3.35 per annum. Upon the completion of the Swap, subject to market conditions, we expect the Bonds will bear a fixed interest rate of 4.35 per annum, payable semi-annually, on June 15 and December 15 of each of the years 2020 (beginning on December 15, 2020) through (and inclusive) June 15, 2031. The interest rate on the Bonds is subject to adjustment in certain circumstances described below.

The Bonds will constitute senior unsecured obligations of the Company and rank equally in right of payment with any existing and future senior unsecured indebtedness of the Company and effectively junior to any existing and future secured indebtedness of the Company, to the extent of the value of the assets securing such indebtedness.

The Bonds were rated “ilAA-” by Standard & Poor’s Maalot. If the rating of the Bonds decreases by two or more notches (the “Lower Rating”) from the rating of the Bonds on the date of the execution of the Deed of Trust, the interest rate on the outstanding principal of the Bonds will increase, against such decrease of the first two notches, by a rate of 0.50% per annum above the interest rate which the Bonds bear at such time. In addition, if the rating of the Bonds decreases (i) by one notch from the Lower Rating, the interest rate on the outstanding principal of the Bonds will increase by an additional 0.25%, (ii) by one or more notches from the rating in clause (i) above, the interest rate on the outstanding principal of the Bonds will increase by an additional 0.25% and (iii) by one or more notches from the rating in clause (ii) above, the interest rate on the outstanding principal of the Bonds will increase by an additional 0.25%; provided, however, that the maximum increase in the interest rate borne by the Bonds due to downgrading will not exceed 1.25% per annum. If the Bonds cease being rated for reasons dependent on the Company (including, without limitation, due to the Company’s failure to meet its obligations towards the rating company) for a period exceeding 60 days, the interest rate on the outstanding principal of the Bonds will increase by an additional 1.25% per annum above the interest rate borne by the Bonds prior to the Bonds ceasing to be rated.

If either (x) the ratio of the financial debt to adjusted EBITDA exceeds 4.50:1.00 or (y) the equity on the Company’s consolidated balance sheet (not including minority rights and including shareholder’s loans) decreases below U.S.$800 million, the interest rate on the outstanding principal of the Bonds will increase by an additional 0.25% for each deviation from the financial covenants set forth in clauses (x) and (y) above; provided, however, that the maximum increase in the interest rate borne by the Bonds due to a deviation from the financial covenants will not exceed 0.50% per annum.

The Deed of Trust includes certain customary covenants that restrict the Company’s ability to, among other things, make distributions unless certain conditions have been satisfied. In addition, the Deed of Trust requires the Company to comply with certain financial covenants, including maintaining (i) the ratio of the financial debt to adjusted EBITDA below 6.00:1.00, (ii) the equity on the Company’s consolidated balance sheet (not including minority rights and including shareholder’s loans) above U.S.$750 million and (iii) the ratio of the equity on the Company’s consolidated balance sheet (not including minority rights and including shareholder’s loans) above 25%. The Bonds will be subject to mandatory redemption and immediate repayment if the Company fails to comply with any of the financial covenants set forth in clauses (i) through (iii) above for two consecutive dates on which the annual or quarterly financial statements of the Company are approved. The Deed of Trust also includes other customary payment and covenant events of default.

Subject to compliance with certain conditions, the Bonds are subject to early redemption at the Company’s option in whole or in part, but not more frequently than once per quarter, at a redemption price equal to the greater of (x) the obligation value of the Bonds subject to early redemption and (y) the balance of expected cash flow for the Bonds subject to early redemption discounted at the yield of government bonds (selected and determined in the manner set forth in the Deed of Trust) plus 1.15%.

The Company intends to use the proceeds of the Bonds to pay $47 million for the acquisition of the Pomona battery storage facility, repay existing indebtedness and support its growth plans.

On July 1, 2020, the Company announced the issuance and sale of the Bonds and a copy of the press release is filed as Exhibit 99.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Exhibit
4.1	Deed of Trust, dated as of June 25, 2020, by and between Ormat Technologies, Inc. and Mishmeret Trust Services Company Ltd., as trustee.
4.2	Form of the Bonds (included in Schedule One to the Deed of Trust (Exhibit 4.1 to this Current Report on Form 8-K)).
99.1	Press release, dated July 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Doron Blachar
Name: Doron Blachar
Title: Chief Executive Officer

Date: July 1, 2020